Exhibit 99.2
                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of March 13, 2000 (the "Agreement"), is made by TAURUS INTERNATIONAL S.A. and TAURUS INVESTMENTS S.A., each a company incorporated in the Grand Duchy of Luxembourg (each a "Seller" and together the "Sellers"), CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK, a company incorporated in England and Wales, and TOKYO-MITSUBISHI INTERNATIONAL PLC, a company incorporated in England and Wales (each a "Purchaser" and together the "Purchasers").

         WHEREAS, Taurus International S.A. and Taurus Investments S.A. are the registered holders of 38,560,725 and 4,000,000, respectively, issued and outstanding Common Shares, without par value, of Terra Industries Inc., a corporation incorporated in the State of Maryland, United States of America (the "Company"); and

         WHEREAS, each of the Sellers desires to sell and each of the Purchasers desires to purchase the number of Shares set forth below their respective signatures to this Agreement, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

         1. Purchase and Sale. For valuable consideration, the sufficiency of which is hereby acknowledged, each of the Sellers hereby sells, transfers and assigns to the relevant Purchaser or Purchasers, and each of the Purchasers hereby purchases from the relevant Seller or Sellers, the number of Common Shares, without par value, of the Company ("Shares") set forth below that Purchaser's and Seller's signatures to this Agreement, at a price of US$2.25 per Share (the "Purchase Price"), upon the terms set forth in this Agreement.

         2. Condition Precedent to Transaction. As a condition precedent to the transactions contemplated in this Agreement, Credit Agricole Lazard Financial Products Bank is simultaneously delivering to the Sellers or their agent a certified copy of a Deed of Guarantee, duly executed by way of a deed poll by Caisse Nationale de Credit Agricole (the "Deed Poll Guarantee"), a copy of which is attached as Exhibit A.

         3. Closing and Delivery of Shares. Certificates representing not less than the number of Shares to be sold under this Agreement, accompanied by instruments of transfer to the Purchasers, are being delivered by or on behalf of the Sellers to the Purchasers at 9, rue Sainte Zithe, L-2763, Luxembourg, against payment of the aggregate Purchase Price thereof by wire transfer in immediately available funds in United States dollars. The time and date of such delivery and payment shall be the time and date of execution of this Agreement. Such time and date are herein called the "Delivery Date".

         Each of the Purchasers agrees that if the Share certificates delivered hereunder represent a number of Shares greater than the number purchased under this Agreement, the Purchasers shall cooperate with the Sellers to ensure that certificates representing the number of Shares purchased under this Agreement will be issued to the relevant Purchasers, and that any Shares represented by the certificates delivered on the Delivery Date that are in excess of the number of Shares sold under this Agreement remain the sole property of Taurus International S.A.

         4. Representations and Warranties of Sellers. Each of the Sellers represents and warrants as to itself to each of the Purchasers that:

              (a) The Seller is an entity duly organised and validly existing under the laws of the Grand Duchy of Luxembourg and has all the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganisation, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The sale and delivery of the Shares by the Seller under this Agreement, the compliance by the Seller with all of the provisions of, and the performance by the Seller of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of the Seller, (ii) any indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which the Seller is a party or by which the Seller is bound or to which any of its properties is subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Seller to comply with its obligations hereunder, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its subsidiaries or any of their properties, or any stock exchange authority or self-regulatory organisation (each, a "Governmental Authority"); and, other than the filing of a Form 4 and a Schedule 13D under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (a draft of each of which is attached hereto as Exhibits B and C, respectively) by the Seller or an affiliate thereof, no consent, approval, authorisation, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the sale and delivery of the Shares by the Seller under this Agreement;

              (b) To the best of the Seller's knowledge following a review of the publicly available filings the Company has made with the United States Securities and Exchange Commission (the "Commission"), the Company has 75,308,040 Shares issued and outstanding;

              (c) Immediately prior to delivery of the Shares to the Purchasers, the Seller is the true and lawful beneficial and record owner of the Shares and has and will have good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, and the Purchasers, when the Shares are delivered as provided in this Agreement, will be entitled to all the rights of a shareholder of the Company conferred by the Articles of Incorporation and by-laws of the Company;

              (d) There are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would individually or in the aggregate have a material adverse effect on the Seller's ability to perform its obligations under this Agreement, and, to the best of the Seller's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others; and

              (e) Neither the Seller nor any person (including without limitation Anglo American plc) acting on its behalf has offered or sold any Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the United States Securities Act of 1933, as amended (the "Securities Act").

         5. Representations and Warranties of Purchasers. Each of the Purchasers represents and warrants as to itself to each of the Sellers that:

              (a) The Purchaser is an entity duly organised and validly existing under the laws of England and Wales and has all the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganisation, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The purchase of the Shares by the Purchaser under this Agreement, the compliance by the Purchaser with all of the provisions of, and the performance by the Purchaser of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of the Purchaser, (ii) any indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties is subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Purchaser to comply with its obligations hereunder, or (iii) any statute or any order, rule or regulation of any Governmental Authority and no consent, approval, authorisation, order, registration, clearance or qualification or notification of, with or to any Governmental

Authority is required for the purchase of the Shares by the Purchaser under this Agreement;

              (b) There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, would individually or in the aggregate have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement, and, to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

              (c) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act;

              (d) The Purchaser is acting as a principal and not as an agent in connection with this Agreement and the transactions contemplated herein. In particular, the Purchaser is acquiring the Shares for the Purchaser's own account as principal for investment and not with a view to or for offer or sale in connection with any distribution thereof within the meaning of the Securities Act;

              (e) The Purchaser is solely responsible for its investment and other decisions with respect to this Agreement and is not relying on either of the Sellers or any of their affiliates in connection with any such decisions, and neither a Seller nor any such affiliate is acting as an adviser to or fiduciary of the Purchaser in connection with this Agreement;

              (f) The Purchaser has sufficient knowledge, experience and access to professional advice to make its own legal, tax, accounting, financial and other evaluation of the merits and risks of entering into this Agreement, has reviewed carefully this Agreement with its financial, legal and tax advisers and has determined that entering into this Agreement is consistent with the Purchaser's objectives. Without limitation of the foregoing, or of any other provisions of this Agreement, the Purchaser acknowledges and understands that this Agreement may involve legal, tax and regulatory considerations that are highly dependent on facts and circumstances related to itself, that the Purchaser will have sufficient information regarding such facts and circumstances to determine the legal, tax and regulatory consequences of this Agreement and the transactions contemplated herein for the Purchaser and that it, together with its legal, tax and financial advisers, will be solely responsible for determining and evaluating such consequences and making its own independent decisions with respect to this Agreement and the transactions contemplated herein based on such determinations and evaluations and any other factors or considerations deemed relevant by the Purchaser or its advisers;

              (g) The Purchaser has received such information concerning the Company and the Shares, and has been given the opportunity to ask such questions and to receive answers as the Purchaser deems sufficient, based on information provided by or on behalf of the relevant Seller or Sellers or the Company to the Purchaser, to make an informed investment decision with respect to the Shares;

              (h) The Purchaser acknowledges that the certificate for the Shares will contain a legend substantially in the form of the legend in Exhibit D (and such legend may be removed when the Shares have met the requirements for Transfer set forth in Section 7 or as the Securities Act otherwise permits);

              (i) Neither the Purchaser nor any person (including without limitation Caisse Nationale de Credit Agricole, Lazard Freres & Co., LLC and Tokyo-Mitsubishi International plc) acting on its behalf has offered or sold any Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

              (j) The Purchaser is not, and after giving effect to the transactions contemplated in this Agreement will not be, a person acting together with a Seller or any of its affiliates within the meaning of Rule 13d-5 of the Securities Act;

              (k) The Purchaser is not a United States person or a foreign person controlled by a United States person within the meaning of Regulation X of the Board of Governors of the United States Federal Reserve System ("Regulation X"); and

              (l) The Purchaser understands that the Sellers and any affiliates thereof are relying on the truth and accuracy of these representations, and agrees that if it becomes aware that any of the representations in this Section 5 are no longer accurate, it shall promptly notify the Sellers.

         6.    Additional Covenants.

         (a) Credit Agricole Lazard Financial Products Bank covenants and agrees with Taurus International S.A. that prior to the expiration of 10 business days following the Delivery Date, Credit Agricole Lazard Financial Products Bank shall deliver to Taurus International S.A. or its agent a Deed of Guarantee in the form of the document in Exhibit E, duly executed by Caisse Nationale de Credit Agricole and with Taurus International S.A. named therein as the Guaranteed Party. Each of the Sellers covenants and agrees with Credit Agricole Lazard Financial Products Bank that upon receipt of such guarantee by Taurus International S.A., neither it nor Taurus Investments S.A. shall thereafter assert any rights, benefits or privileges under the Deed Poll Guarantee and shall cease to be a Guaranteed Counterparty under the Deed Poll Guarantee.

         (b) Each of the Purchasers covenants and agrees with each of the Sellers that until the expiration of four years following the Delivery Date, prior to such Purchaser becoming a United States person or a foreign person controlled by a United States person within the meaning of Regulation X, the Purchaser shall notify the Sellers of such facts and shall use its reasonable best efforts to cooperate with the Sellers to ensure that all transactions contemplated by this Agreement and the Call Option Agreement dated as of the date hereof between Credit Agricole Lazard Financial Products Bank and Taurus International S.A. ("Call Option Agreement") shall comply with Regulation X and other applicable regulations or requirements of the Board of Governors of the United States Federal Reserve System.

         (c) Taurus International S.A. covenants and agrees to use commercially reasonable efforts to cooperate in good faith with each of the Purchasers to facilitate any sale or proposed sale of Shares by either such Purchaser, provided that such covenant and agreement shall not apply in circumstances where
(i) Taurus International S.A. is not participating in such sale of Shares or
(ii) no offering document is used by Credit Agricole Lazard Financial Products Bank or Tokyo-Mitsubishi International plc in connection with such sale of Shares.

         (d) (i) Taurus International S.A. covenants and agrees with Tokyo-Mitsubishi International plc that it shall not exercise the call option ("Call Option") granted pursuant to the Call Option Agreement at any time that it is in possession of material non-public information regarding the Company. Taurus International S.A. agrees to indemnify and hold harmless Tokyo-Mitsubishi International plc against any losses, claims, damages or liabilities to which Tokyo-Mitsubishi International plc may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach by Taurus International S.A. of the covenant set forth in the immediately preceding sentence. In case any such action described in this
Section 6(d)(i) shall be brought against Tokyo-Mitsubishi International plc, it shall notify Taurus International S.A. of the commencement thereof; provided, however, that failure to notify shall not relieve Taurus International S.A. from any liability it may have to Tokyo-Mitsubishi International plc under this Section. Taurus International S.A. shall be entitled to participate therein and, to the extent that it wishes, assume the defence thereof, with counsel of its choice. Tokyo-Mitsubishi International plc shall not, without the written consent of Taurus International S.A., effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not Tokyo-Mitsubishi International plc is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of Tokyo-Mitsubishi International plc from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of Tokyo-Mitsubishi International plc.

              (ii) Taurus International S.A. shall be deemed to represent to Tokyo-Mitsubishi International plc that it is in compliance with the covenant set forth in Section 6(d)(i) on each occasion on which it exercises the Call Option.

         (e) (i) Where a prospective purchaser has made an offer (whether or not in writing) on commercially reasonable terms (it being understood that price is not to be taken into account in assessing such commercial reasonableness) to a Purchaser to purchase Shares in a transaction in which the transfer restrictions set forth in Section 7(b) are capable of being met, that Purchaser shall advise the Sellers in writing of the terms of such offer as soon as practicable and, if the Purchaser has accepted such offer, the Purchaser shall as soon as practicable thereafter notify the Sellers of such acceptance.

              (ii) Where a prospective purchaser has made an offer (whether or not in writing) on commercially reasonable terms (it being understood that price is not to be taken into account in assessing such commercial reasonableness) to a Seller to purchase Shares from a Purchaser in a transaction in which the transfer restrictions set forth in Section 7(b) are capable of being met, that Seller shall advise Credit Agricole Lazard Financial Products Bank in writing of the terms of such offer as soon as practicable.

         (f) Each of the Purchasers covenants and agrees with the Sellers that it shall notify the Sellers as soon as possible following the occurrence of a Final Disposal. For purposes of this agreement, "Final Disposal" means a disposal of shares in a transaction where the restrictions set forth in Section 7(a) are capable of being met and which is not in response to an exercise of Call Option by Taurus International S.A. and following which the number of shares then held by the Purchasers (taken together) is zero, which in turn permits Taurus International S.A. to exercise Call Options at any time and from time to time in an amount not exceeding the number of Call Options not yet exercised immediately prior to such disposal.

         7. Restrictions on Transfers. Each of the Purchasers acknowledges that the Shares have not been registered under the Securities Act and that the Shares are being sold to the Purchasers pursuant to an exemption from registration under the Securities Act. Each of the Purchasers agrees that it shall not (1) sell, transfer, assign, pledge, encumber or otherwise dispose of, whether for value, and whether directly or indirectly, any of the Shares or (2) enter into any agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts, caps, floors, collars or other agreements to purchase or dispose of, whether directly or indirectly, the economic or other risks of ownership of the Shares, or enter into any other hedging arrangements in respect of its holding of the Shares (each of (1) and (2), a "Transfer"), other than (x) the option agreement dated as of the date hereof between Credit Agricole Lazard Financial Products Bank and Taurus International S.A. and (y) the swap agreement dated as of the date hereof between Credit Agricole Lazard Financial Products Bank and Tokyo-

Mitsubishi International plc, provided that the swap agreement in clause (y) contains adequate provisions to ensure that the transactions contemplated by this Agreement are exempt from registration under the Securities Act, unless:

              (a) A registration statement providing for the registration under the Securities Act of the Shares held by that Purchaser, which would allow for, among other types of sales, hedging arrangements of the types contemplated in clause (2) of the immediately preceding paragraph, is declared effective by the Commission under the Securities Act, no stop order in respect thereof has been issued by the Commission and the Transfer will be valid and effective under applicable state securities laws of the United States of America; or

              (b) (i) The Transfer is being made pursuant to an exemption from the registration requirements of the Securities Act or is otherwise permitted by the Securities Act and (ii) the Purchaser has, prior to the Transfer, delivered to the Sellers (x) a written legal opinion of counsel, addressed to the Sellers and reasonably satisfactory to the Sellers, stating that the Transfer is being made in accordance with an exemption from registration under the Securities Act,
(y) a no-action letter from the Commission, in effect advising that the Commission will not recommend any enforcement action in relation to the Transfer, or (z) a written acknowledgment or concurrence by the Company that the Transfer is being made in accordance with an exemption from registration under the Securities Act.

         8. Information. The Purchasers shall give prior notice to the Sellers of, and shall give the Sellers the opportunity to review in advance, any filing to be made by the Purchasers relating to this Agreement or the transactions contemplated herein and the Sellers shall have the right to consult with the Purchasers regarding any information relating to the Sellers or their affiliates therein.

              Each of the Purchasers shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary as a Seller may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents to be filed with any Governmental Authority.

              Each of the Sellers shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary, as a Purchaser may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents to be filed with any Governmental Authority.

         9. Confidentiality. None of the parties will, without the prior written consent of the other, directly or indirectly, make any disclosure with respect to this Agreement, except as may be required by applicable law or any order, rule or regulation of any Governmental Authority. Each of the Purchasers acknowledges and agrees that each of the Sellers or an affiliate thereof will be filing this Agreement as an exhibit to a form on Schedule 13D it will be filing under the Exchange Act.

         10. Costs and Expenses. Each party to this Agreement shall be responsible for such party's own expenses in connection with this Agreement, except that the Sellers will bear the legal costs and expenses of the Purchasers in connection with the preparation and execution of this Agreement.

         11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail or facsimile transmission to the address or facsimile number set forth below:

         (a)      to Taurus International S.A. at:
                  9 rue Sainte Zithe, L-2763, Luxembourg
                  Facsimile:  +352 404 110 10
                  Attention:  Company Secretary

                  with a copy to Anglo American plc at:
                  20 Carlton House Terrace, London SW1Y 5AN, U.K.
                  Facsimile:  +44 207 698 8755
                  Attention:  Company Secretary

         (b)      to Taurus Investments S.A. at:
                  9 rue Sainte Zithe, L-2763, Luxembourg
                  Facsimile:  +352 404 110 10
                  Attention:  Company Secretary

                  with a copy to Anglo American plc at:
                  20 Carlton House Terrace, London SW1Y 5AN, U.K.
                  Facsimile:  +44 207 698 8755
                  Attention:  Company Secretary

         (c)      to Credit Agricole Lazard Financial Products Bank at:
                  11 Moorfields Highwalk, London EC2Y 9DY, U.K.
                  Facsimile:  +44 207 815 1966
                  Attention:  Settlements

         (d)      to Tokyo-Mitsubishi International plc at:
                  6 Broadgate, London EC2M 2AA, U.K.
                  Facsimile:  +44 207 577 2872 or + 44 207 577 2894
                  Attention:  Legal Department/Capital Markets

or to such other address, telex number or facsimile number as it is notified in writing by that party to the other parties.

         12. Time of the Essence. Time shall be of the essence of this Agreement.

         13. Lazard Disclaimer. The Sellers are hereby notified and acknowledge that none of Lazard Freres et Cie, Lazard Freres & Co., LLC, Lazard Brothers & Co. Limited or any of their partners, officers, employees or any of their subsidiaries or associates have any responsibility of any kind for any of the debts, liabilities or other obligations of Credit Agricole Lazard Financial Product Bank, or to ensure its solvency or to make any contribution to its assets as a result of its becoming insolvent, notwithstanding their interests in its shares, representations on its board and its rights to use the Lazard name.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

         15. Consent to Jurisdiction.

         (a) Each party to this Agreement agrees for the benefit of the other parties hereto that:

              (i) if any party has any claim against the other arising out of or in connection with this Agreement such claim shall be referred to the High Court of Justice in England, to the exclusive jurisdiction of which each of the parties irrevocably submits; and

              (ii) each party to this Agreement irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient or inappropriate forum.

         (b) The Sellers irrevocably designate, appoint and empower Anglo American Services (UK) Limited at present of 20 Carlton House Terrace, London SW1Y 5AN to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

         16. Counterparts. This Agreement may be executed by any of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

TAURUS INTERNATIONAL S.A.


By: /s/ D.A.L. Bennett
    ----------------------------
    Name: D.A.L. Bennett
    Title: Director

The number of Shares sold by Taurus International S.A. pursuant to this Agreement is 1,000,000 Shares to Tokyo-Mitsubishi International plc.

By its execution of this Agreement and without prejudice to the execution of this Agreement by the other party hereto, Taurus International S.A. hereby expressly and specifically confirms its agreement with the provisions of Sections 14 and 15 above for the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcements of Judgments in Civil or Commercial Matters signed at Brussels on 27th September 1968.

TAURUS INVESTMENTS S.A.


By: /s/ D.A.L. Bennett
    ----------------------------
    Name: D.A.L. Bennett
    Title: Director

The number of Shares sold by Taurus Investments S.A. pursuant to this Agreement is: 3,750,000 Shares to Credit Agricole Lazard Financial Products Bank and 250,000 Shares to Tokyo-Mitsubishi International plc.

By its execution of this Agreement and without prejudice to the execution of this Agreement by the other party hereto, Taurus Investments S.A. hereby expressly and specifically confirms its agreement with the provisions of Sections 14 and 15 above for the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcements of Judgments in Civil or Commercial Matters signed at Brussels on 27th September 1968.

CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK

By: /s/ Patrick K. Palmer
    ---------------------------
Name: P. K. Palmer
Office: Designated Signatory

The number of Shares purchased by Credit Agricole Lazard Financial Products Bank pursuant to this Agreement is 3,750,000 Shares from Taurus Investments S.A.

TOKYO-MITSUBISHI INTERNATIONAL PLC

By: /s/ K. Parnell
    ---------------------------
Name: Keith Parnell
      By power of attorney

Office:

The number of Shares purchased by Tokyo-Mitsubishi International plc pursuant to this Agreement is 1,000,000 Shares from Taurus International S.A. and 250,000 Shares from Taurus Investments S.A.

                          EXHIBIT A - CAL FP GUARANTEE
                                                        I certify this is a true
                                                        copy of the original.
[CREDIT AGRICOLE LOGO]                                    /s/ X. Daudin
                                                        ------------------------
                                                        Xavier Daudin, General
                                GENERAL GUARANTEE       Secretary CAL FP Bank

THIS GUARANTEE by way of DEED POLL is executed the twenty ninth day of March 1995 by CAISSE NATIONALE DE CREDIT AGRICOLE of 91-93 Boulevard Pasteur, 75015 Paris, France (the "GUARANTOR").
1.    INTERPRETATION
      In this Guarantee, unless the context otherwise requires:
      "GUARANTEED OBLIGATION" means
      (a) any spot or forward sale or purchase, swap or option on any commodities, equities, interest rate, currencies or indices thereof, or any other similar transaction (including an option with respect to any of these transactions), and any combination of these transactions, and/or any obligation under or pursuant to or in connection with any master agreement under which any of the foregoing or any other derivative transaction is entered into or is capable of being entered into; and
      (b) any moneys borrowed or raised including moneys borrowed or raised by way of loan from any bank or financial institution or from any person by means of the issue of bonds, debentures, notes, commercial paper, certificates of deposit or any other debt securities;
      "GUARANTEED COUNTERPARTY" means each person to whom the Principal is liable in respect of a Guaranteed Obligation;
      "PRINCIPAL" means Credit Agricole Lazard Financial Products Bank.
2.    GUARANTEE
      In consideration of each Guaranteed Counterparty agreeing to transact business with the Principal, the Guarantor hereby irrevocably guarantees to each such Guaranteed Counterparty the prompt payment when due by the Principal of its obligations and liabilities under and in respect of all Guaranteed Obligations and promises to pay upon written demand of such Guaranteed Counterparty (such demand to be accompanied by the information required by Clause 7.2 and a copy of the demand made by such Guaranteed Counterparty to the Principal in respect of such sums), all sums from time to time properly due and payable (but unpaid) by the Principal under and in respect of all Guaranteed Obligations.
3.    NATURE OF GUARANTEE; PRESERVATION OF RIGHTS
3.1 Without prejudice to any defence available to the Guarantor in its capacity as such (except for any defence expressly waived pursuant to Clause 3.3), the Guarantor reserves the right to assert any defence to payment of any sum due under or in respect of any Guaranteed Obligation which is or would have been available to the Principal.
3.2 The obligations of the Guarantor herein contained shall be in addition to and not in substitution for any other security which a Guaranteed Counterparty may at any time hold in respect of any of the Principal's obligations under any Guaranteed Obligation and may be enforced without such Guaranteed Counterparty first having recourse to any such security and without such Guaranteed Counterparty first taking steps or proceedings against the Principal in respect of such security.

3.3 Without prejudice to the provisions of Clause 3.1, neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon a Guaranteed Counterparty by law shall be discharged, impaired or otherwise affected by:

      (i) the insolvency, winding-up, dissolution, receivership, administration or reorganisation of the Principal or any analogous event occurring in respect of the Principal or any change in its status, function, control or ownership of the Principal entering into any arrangement, composition or assignment for the benefit of creditors;

      (ii) time or other indulgence being granted or agreed to be granted by the Guaranteed Counterparty to, or any composition or other arrangement made with or accepted from (a) the Principal in respect of its obligations under a Guaranteed Obligation or (b) any person in respect of any security granted in respect of a Guaranteed Obligation;

      (iii) any amendment being made to the terms of, or any variation, waiver or release of, a Guaranteed Obligation or any security granted in respect of a Guaranteed Obligation;

      (iv) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security granted in respect of a Guaranteed Obligation; or

      (v) any failure (whether intentional or not) to take, or fully to take, or perfect or make available to the Guarantor any security now or hereafter agreed to be taken by such Guaranteed Counterparty in relation to a Guaranteed Obligation.

3.4 Any discharge given by the Guaranteed Counterparty to the Guarantor in respect of the Guarantor's obligations hereunder or any other agreement reached between such Guaranteed Counterparty and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Guaranteed Counterparty gave the Guarantor that discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

3.5 A Guaranteed Counterparty shall not be obliged before exercising any of its rights, powers or remedies conferred upon it in respect of the Guarantor by law:

      (i) to take any action in any court or obtain judgment in any court against the Principal;

      (ii) to make or file any claim or proof in a winding-up or dissolution of the Principal; or

      (iii) to enforce or seek to enforce any security taken in respect of a Guaranteed Obligation.

3.6 The Guarantor agrees that, so long as any amounts are or may be owed by the Principal to the Guaranteed Counterparty pursuant to any Guaranteed Obligation or the Principal is under any actual or contingent obligations to any Guaranteed Counterparty under any Guaranteed Obligation, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations to such Guaranteed Counterparty hereunder:

      (i)   to be indemnified by the Principal;

      (ii) to claim any contribution from any other guarantor of the Principal's obligations to such Guaranteed Counterparty; and/or

      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guaranteed Counterparty in relation to any of the Principal's obligations to such Guaranteed Counterparty or of any security taken pursuant to or in connection therewith.

4.    REPRESENTATIONS AND WARRANTIES

      The Guarantor represents that:

      (i) it is duly incorporated in the Republic of France and has power to enter into and perform the Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of the Guarantee;

      (ii) the execution, delivery and performance of the Guarantee will not contravene any law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents and all governmental or other consents requisite for such execution, delivery and performance are in full force and effect;

      (iii) the execution, delivery and performance of the Guarantee will not result in the existence of or oblige the Guarantor to create, any mortgage, charge, pledge, lien or other encumbrance over any present or future revenues or assets of the Guarantor; and

      (iv) the execution, delivery and performance of the Guarantee will not cause the Guarantor to be in breach of or default under any agreement binding on it or any of its assets.

5.    PAYMENTS
5.1 Any provision relating to the payments to be made under or in respect of a Guaranteed Obligation (including, without limitation, those regulating what is to happen if the Principal is required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made hereunder in respect of such Guaranteed Obligation.
5.2 The Guarantor reserves the right (a) to exercise any right of set-off available to the Principal in relation to any Guaranteed Counterparty in respect of the sums guaranteed hereby and (b) to take the benefit of any netting arrangements between the Principal and such Guaranteed Counterparty in respect of sums guaranteed hereby.
6.    CONTINUING SECURITY
      This Guarantee shall be a continuing security to each Guaranteed Counterparty in respect of each and every one of the Guaranteed Obligations and shall not be (or be construed so as to be) discharged by any intermediate discharge or payment of or on account of the Guaranteed Obligations or any of them or any settlement of accounts between such Guaranteed Counterparty and the Principal or anyone else.
7.    DEMANDS
7.1 Any written demand made, or notice given, by a Guaranteed Counterparty pursuant to Clause 2 may be made by facsimile (any facsimile transmission to be confirmed by post) to the following address/facsimile number:
      Direction de la Gestion Financiere, Caisse Nationale de Credit Agricole S.A., 91/93 bld Pasteur, 75710 Paris Cedex 15, Fax - 33.1.43.23.55.02, Tel
      - 33.1.43.23.23.81.
7.2 Any written demand made by a Guaranteed Counterparty pursuant to Clause 2 shall be accompanied by

      (i) a calculation or other appropriate evidence supporting the amount of the sums claimed by such Guaranteed Counterparty in such demand and the fact that the sums are due and payable; and
      (ii) a copy of any written demand made by such Guaranteed Counterparty to the Principal.
8.    TERMINATION
      This Guarantee may be terminated by the Guarantor at any time, notice being given by publication in The Financial Times, such termination taking effect thirty days thereafter (the "TERMINATION DATE"). Provided that this Guarantee shall remain in full force and effect with respect to all Guaranteed Obligations which are outstanding or contracted prior to the Termination Date until all such obligations have been paid in full.

9.    GOVERNING LAW
      This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF this Guarantee has been duly executed the day and year first above written.

By: /s/ J. Bouysset
    -------------------------------
    Name:    JEAN BOUYSSET
    Title:   CHIEF FINANCIAL OFFICER
on behalf of CAISSE NATIONALE DE CREDIT AGRICOLE

                               EXHIBIT B - FORM 4

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

FORM 4             STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

     Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934,
       Section 17(a) of the Public Utility Holding Company Act of 1935 or
               Section 30(f) of the Investment Company Act of 1940


|_| Check this box if no longer
    subject to Section 16.  Form 4
    or Form 5 obligations may
    continue. See Instruction 1(b).

--------------------------------------------------------------------------------
(Print or Type Responses)

1.  Name and Address of Reporting Person*

    Anglo American plc
--------------------------------------------------------------------------------
    (Last)                   (First)                    (Middle)

    20 Carlton House Terrace
--------------------------------------------------------------------------------
                      (Street)

    London SWIY 5AN, United Kingdom
--------------------------------------------------------------------------------
    (City)                   (State)                    (Zip)

--------------------------------------------------------------------------------
2.  Issuer Name and Ticker or Trading Symbol

    Terra Industries Inc. (TRA)
--------------------------------------------------------------------------------
3.  I.R.S. Identification Number of Reporting Person, if an entity (Voluntary)


--------------------------------------------------------------------------------
4.  Statement for Month/Year

    March/2000
--------------------------------------------------------------------------------
5.  If Amendment, Date of Original (Month/Year)


--------------------------------------------------------------------------------
6.  Relationship of Reporting Person(s) to Issuer (Check all applicable)

         _____   Director               __X__   10% Owner
         _____   Officer (give          _____   Other (specify)
                   title below)                 below)
--------------------------------------------------------------------------------
7.  Individual or Joint/Group Filing (Check Applicable Line)

    ____   Form filed by One Reporting Person
    ____   Form filed by More than One Reporting Person
--------------------------------------------------------------------------------

TABLE I-- NON-DERIVATIVE SECURITIES ACQUIRED, DISPOSED OF, OR BENEFICIALLY OWNED

1.Title of Security    2.Trans-     3.Trans-       4.Securities Acquired (A)    5.Amount of         6.Ownership     7.Nature of
  (Instr. 3)             action       action         or Disposed of (D)           Securities Bene-    Form: Direct    Indirect
                         Date         Code           (Instr. 3, 4 and 5)          ficially Owned      (D) or          Beneficial
                         (Month/      (Instr. 8)     ------------------------     at End of           Indirect (I)    Ownership
                          Day/      ------------     Amount   (A) or   Price      Month (Instr.       (Instr. 4)      (Instr. 4)
                          Year)     Code      V               (D)                 3 and 4)
-------------------    ---------    ------------     ------------------------   ------------------  --------------  ---------------

Common Shares of Terra
Industries Inc. (TRA)    3/13/2000    S             1,000,000  D       $2.25         37,560,725          I              (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares of Terra
Industries Inc. (TRA)    3/13/2000    S             4,000,000  D       $2.25             0               I              (2)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.                   (Over)
*If the form is filed by more than one reporting person, see Instruction 4(b)(v).                                    SEC 1474 (7-97)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.

 TABLE II -- DERIVATIVE SECURITIES ACQUIRED, DISPOSED OF, OR BENEFICIALLY OWNED
         (E.G., PUTS, CALLS, WARRANTS, OPTIONS, CONVERTIBLE SECURITIES)


1.   Title of Derivative Security (Instr. 3)

     Call Options (right to purchase)
================================================================================
2.   Conversion or Exercise Price of Derivative Security
     $0.00
================================================================================
3.   Transaction Date (Month/Day/Year)
     3/13/2000
================================================================================
4.   Transaction Code (Instr. 8)
           Code                          V
     ------------------            ------------
            P
================================================================================
5.   Number of Derivative Securities Acquired (A) or Disposed of (D)
     (Instr. 3, 4, and 5)
            (A)                          (D)
     ------------------            ------------
         5,000,000                        A
================================================================================
6.   Date Exercisable and Expiration Date (Month/Day/Year)
          Date Exercisable              Expiration Date
     ------------------------      ------------------------
          Mar 13, 2000                    Mar 13, 2004
================================================================================
7.   Title and Amount of Underlying Securities (Instr. 3 and 4)
           Title                   Amount or Number of Shares
     ------------------            --------------------------
     Common Shares                        5,000,000
================================================================================
8.   Price of Derivative Security (Instr. 5)
     $2
================================================================================
9.   Number of Derivative Securities Beneficially Owned at End of Month
     (Instr. 4)
     5,000,000
================================================================================
10.  Ownership Form of Derivative Security: Direct (D) or Indirect (I)
     (Instr. 4)
     (I)
================================================================================
11.  Nature of Indirect Beneficial Ownership (Instr. 4)
     (3)
================================================================================
Explanation of Responses:

(1) Shares are held by Taurus International S.A., an indirect subsidiary of the reporting person.
(2) Shares are held by Taurus Investments S.A., an indirect subsidiary of the reporting person.
(3) Options are held by Taurus International S.A., an indirect subsidiary of the reporting person.

                             Anglo American plc
                             By:
                                                                  March o, 2000
                             --------------------------------     -------------
                             ** Signature of Reporting Person     Date
                             Name:
                             Title:

**Intentional misstatements or omissions of facts constitute Federal Criminal
  Violations.
  See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

Note: File three copies of this Form, one of which must be manually signed. If space provided is insufficient, see Instruction 6 for procedure.

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.

                                                                         Page 2
                                                                SEC 1474 (7-97)

                        EXHIBIT C - DRAFT OF SCHEDULE 13D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 13D



                    Under the Securities Exchange Act of 1934
                               (Amendment No. 17)

                              TERRA INDUSTRIES INC.
--------------------------------------------------------------------------------
                                (Name of Issuer)

                           Common Stock, no par value
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                    457729101
             -------------------------------------------------------
                                 (CUSIP Number)

                                    N. Jordan
                                    Secretary
                               Anglo American plc
                            20 Carlton House Terrace
                         London SWIY 5AN, United Kingdom
                            Tel: 011-44-207-698-8888
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)

                                 March 13, 2000
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of ss.ss. 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box |_|.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See ss. 240.13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                                                SEC 1746(12-91)

                                  SCHEDULE 13D
-------------------                                 ---------------------------
CUSIP NO. 457729101                                 PAGE       OF         PAGES
-------------------                                 ---------------------------

-------------------------------------------------------------------------------

  1    NAME OF REPORTING PERSONS.
       I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY).

           ANGLO AMERICAN plc
-------------------------------------------------------------------------------
  2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
                                                                        (A) |_|
                                                                        (B) |_|
-------------------------------------------------------------------------------
  3    SEC USE ONLY


-------------------------------------------------------------------------------
  4    SOURCE OF FUNDS (SEE INSTRUCTIONS)

           Not applicable.
-------------------------------------------------------------------------------
  5    CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                                   |_|

-------------------------------------------------------------------------------
  6    CITIZENSHIP OR PLACE OF ORGANIZATION

           United Kingdom
-------------------------------------------------------------------------------
    NUMBER OF       7    SOLE VOTING POWER
      SHARES
   BENEFICIALLY          By subsidiaries: 37,560,725 Common Shares.
     OWNED BY       -----------------------------------------------------------
       EACH         8    SHARED VOTING POWER
    REPORTING
      PERSON        -----------------------------------------------------------
       WITH         9    SOLE DISPOSITIVE POWER

                         By subsidiaries: 37,560,725 Common Shares.
                    -----------------------------------------------------------
                    10   SHARED DISPOSITIVE POWER

-------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           37,560,725 Common Shares.
-------------------------------------------------------------------------------
  12   CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES
       (SEE INSTRUCTIONS)                                                   |_|

-------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           49.9%
-------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

           CO
-------------------------------------------------------------------------------

                                  SCHEDULE 13D
-------------------                                 ---------------------------
CUSIP NO. 457729101                                 PAGE       OF         PAGES
-------------------                                 ---------------------------

-------------------------------------------------------------------------------

  1    NAME OF REPORTING PERSONS.
       I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY).

           TAURUS INTERNATIONAL S.A.
-------------------------------------------------------------------------------
  2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
                                                                        (A) |_|
                                                                        (B) |_|
-------------------------------------------------------------------------------
  3    SEC USE ONLY


-------------------------------------------------------------------------------
  4    SOURCE OF FUNDS (SEE INSTRUCTIONS)

           Not applicable.
-------------------------------------------------------------------------------
  5    CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                                   |_|

-------------------------------------------------------------------------------
  6    CITIZENSHIP OR PLACE OF ORGANIZATION

           Luxembourg
-------------------------------------------------------------------------------
    NUMBER OF       7    SOLE VOTING POWER
      SHARES
   BENEFICIALLY          37,560,725 Common Shares.
     OWNED BY       -----------------------------------------------------------
       EACH         8    SHARED VOTING POWER
    REPORTING
      PERSON        -----------------------------------------------------------
       WITH         9    SOLE DISPOSITIVE POWER

                         37,560,725 Common Shares.
                    -----------------------------------------------------------
                    10   SHARED DISPOSITIVE POWER

-------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           37,560,725 Common Shares as follows:
-------------------------------------------------------------------------------
  12   CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES
       (SEE INSTRUCTIONS)                                                   |_|

-------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           49.9%
-------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

           CO
-------------------------------------------------------------------------------

                                  SCHEDULE 13D
-------------------                                 ---------------------------
CUSIP NO. 457729101                                 PAGE       OF         PAGES
-------------------                                 ---------------------------

-------------------------------------------------------------------------------

  1    NAME OF REPORTING PERSONS.
       I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY).

           TAURUS INVESTMENTS S.A.
-------------------------------------------------------------------------------
  2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
                                                                        (A) |_|
                                                                        (B) |_|
-------------------------------------------------------------------------------
  3    SEC USE ONLY


-------------------------------------------------------------------------------
  4    SOURCE OF FUNDS (SEE INSTRUCTIONS)

           Not applicable.
-------------------------------------------------------------------------------
  5    CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                                   |_|

-------------------------------------------------------------------------------
  6    CITIZENSHIP OR PLACE OF ORGANIZATION

           Luxembourg
-------------------------------------------------------------------------------
    NUMBER OF       7    SOLE VOTING POWER
      SHARES
   BENEFICIALLY          Nil.
     OWNED BY       -----------------------------------------------------------
       EACH         8    SHARED VOTING POWER
    REPORTING
      PERSON        -----------------------------------------------------------
       WITH         9    SOLE DISPOSITIVE POWER

                         Nil.
                    -----------------------------------------------------------
                    10   SHARED DISPOSITIVE POWER

-------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           Nil.
-------------------------------------------------------------------------------
  12   CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES
       (SEE INSTRUCTIONS)                                                   |_|

-------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           0
-------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

           0
-------------------------------------------------------------------------------

Item 1.   Security and Issuer.

         This Amendment No. 17 to the Schedule 13D, dated August 3, 1983, of Minerals and Resources Corporation (as amended by Amendments Nos. 1 through 16, the "Schedule l3D"), is filed to reflect information required pursuant to Rule 13d-2 of the Securities Exchange Act of 1934, as amended (the "Act"), relating to common shares, no par value (the "Common Shares"), of Terra Industries Inc. ("Terra"), a Maryland corporation, with its principal executive offices located at Terra Center, 600 4th Street, Sioux City, Iowa 51101.

Item 2.   Identity and Background.

         Item 2 is hereby amended by replacing the last paragraph with the following:

         "During the last five years, neither (1) any of Anglo American plc, Taurus International or Taurus, nor (2) to the best knowledge of Anglo American, Taurus International or Taurus, any of the directors or executive officers of Anglo American, Taurus International, or Taurus, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgement, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violation with respect to such laws."

         Item 2 of the Schedule 13D is further amended by deleting Annex A in its entirety and substituting in its place Annex A to this Amendment No. 17.

Item 3.   Source and Amount of Funds or Other Consideration.

         Not applicable.


Item 4.   Purpose of Transaction.

         Item 4 is hereby amended in its entirety to read as follows:

         "On March 13, 2000 (the "Closing Date"), Taurus International, Taurus, Credit Agricole Lazard Financial Products Bank ("CALFP") and Tokyo-Mitsubishi International plc ("Tokyo-Mitsubishi International") entered into a purchase agreement ("Purchase Agreement") under which (1) Taurus International sold 1,000,000 Common Shares, or approximately 1.36 % of the outstanding capital stock of the Company, to Tokyo-Mitsubishi International, and (2) Taurus sold 3,750,000 Common Shares, or approximately 4.9 % of the outstanding capital stock of the Company, to CALFP and 250,000 Common Shares, or approximately 0.34 % of the outstanding capital stock of the Company, to Tokyo-Mitsubishi International. Simultaneously with these sales, Taurus International entered into a Call Option Agreement, dated the Closing Date ("Call Option Agreement"), with CALFP pursuant to which CALFP sold a call option to Taurus International in respect of 5,000,000 Common Shares. The purpose of the transactions was to reduce the holding by Anglo American in the issued share capital of the Company to below 50%, so that Anglo American may account for the results of the Company under relevant accounting standards on an equity rather than a consolidated basis. Anglo American will determine the timing of any further sale or course of action in relation to its holding in the Company based on market and other conditions and will continue to evaluate its position."

Item 5.   Interest in Securities of the Issuer.

         Item 5 is hereby amended in its entirety to read as follows:

         "(a) Except as referred to in Item 2 hereof, neither Anglo American, Taurus International or Taurus, nor, to the best knowledge of Anglo American, Taurus International or Taurus, any of the executive officers or directors of Anglo American, Taurus International or Taurus owns beneficially, or has any right to acquire, directly or indirectly, any of the Common Shares of Terra.

         As of the date hereof, Anglo American and Taurus International are deemed to beneficially own 37,560,725 Common Shares of Terra, or 49.9% of the total number of outstanding Common Shares of Terra, as reported to Anglo American, Taurus International and Taurus by Terra. Taurus has disposed of its entire holding of Common Shares under the Purchase Agreement, and owns no Common Shares of the Company as of the date hereof.

         (b) Taurus has voting or dispositive power with respect to no Common Shares of Terra. Taurus International has sole voting and dispositive power with respect to 37,560,725 Common Shares of Terra, or 49.9% of the outstanding Common Shares of Terra. Anglo American, through its subsidiary Taurus International, has sole voting and dispositive power with respect to 37,560,725 Common Shares of Terra, or 49.9% of the outstanding Common Shares of Terra.

         (c) Neither Anglo American, Taurus International or Taurus, nor, to the best knowledge of Anglo American, Taurus International or Taurus, the executive officers or directors of any of them has effected, during the 60 days preceding the date of this Schedule 13D, any transaction in the Common Shares of Terra except as disclosed in this Amendment.

         (d)  Not applicable

         (e) On March 13, 2000, Taurus has disposed of its entire holding of Common Shares under the Purchase Agreement and owns no Common Shares of the Company."

Item 6. Contract, Arrangements, Undertakings or Relationships with Respect to Securities of the Issuer.

         Item 6 is hereby amended by the addition of the following paragraph:

         "On February 29, 2000, Taurus International, Taurus, CALFP and Tokyo-Mitsubishi International entered into a letter of intent, confirming the results of their negotiations and their mutual agreement regarding the execution of the Purchase Agreement and the Call Option Agreement, subject to the satisfaction of certain conditions precedent in the letter of intent.

         The Purchase Agreement, dated the Closing Date, between Taurus International and Taurus as sellers, and CALFP and Tokyo-Mitsubishi International as purchasers, was the agreement pursuant to which (1) Taurus International sold 1,000,000 Common Shares, or approximately 1.36 % of the outstanding capital stock of the Company, to Tokyo-Mitsubishi International, and (2) Taurus sold 3,750,000 Common Shares, or approximately 4.9 % of the outstanding capital stock of the Company, to CALFP, and 250,000 Common Shares, or approximately 0.34 % of the outstanding capital stock of the Company, to Tokyo-Mitsubishi International. In each case, Common Shares of Terra were sold at a price of US $2.25 per share. The aggregate consideration received by the two sellers was $11,250,000. The Purchase Agreement contains certain representations and warranties by each of the parties that are commonly found in agreements relating to comparable transactions.

         The Call Option Agreement, dated the Closing Date, between Taurus International and CALFP, was entered into simultaneously with the Purchase Agreement and was the agreement pursuant to which CALFP sold a call option to Taurus International in respect of 5,000,000 Common Shares. The agreement is in the form of the relevant agreement developed by the International Swap and Derivatives Association, Inc. During the period from the Closing Date and ending four years after the Closing Date, Taurus International may exercise the option under the circumstances set forth in the Call Option Agreement (which option shall be cash settled), subject to the terms and conditions of the Call Option Agreement. The Call Option Agreement provides for CALFP to pay to Taurus International 100% of any increase in the share price of the Common Shares between $0.25 and $4.00 per share, $3.75 plus 75% of the increase between $4.00 and $6.00 per share, $5.25 plus 50% of the increase between $6.00 and $8.00 per share and $6.25 plus 0% of the increase above $8.00, in each case multiplied by the aggregate number of shares sold to CALFP and Tokyo-Mitsubishi International on the Closing Date, with the extent of the increase calculated using a different basis (being (1) the price per Share on the New York Stock Exchange, (2) the price per Share at which Taurus International is able to sell Shares or
(3) the price per Share at which CALFP is able to sell Shares) depending on the circumstances in which the option was exercised, and in each case subject to the provisions of the Call Option Agreement.

         The obligations of CALFP are guaranteed by a guarantee from Caisse Nationale de Credit Agricole.

Item 7.   Material to be filed as Exhibits.

         The following are hereby added as exhibits:

         Letter of Intent, dated February 29, 2000, between Taurus International, Taurus, CALFP and Tokyo-Mitsubishi International

         Purchase Agreement, dated March 13, 2000, between Taurus International, Taurus, CALFP and Tokyo-Mitsubishi International.

         Call Option Agreement, dated March 13, 2000, between Taurus International and CALFP.

         Deed of Guarantee, dated March 29, 1995, executed by way of deed poll by Caisse Nationale de Credit Agricole.


                                    SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                          ANGLO AMERICAN plc


                                          By:
                                             ----------------------------------
                                          Name: N. Jordan
                                          Title: Secretary

                                          TAURUS INTERNATIONAL S.A.


                                          By:
                                             ----------------------------------
                                          Name: D.A.L. Bennett
                                          Title: Secretary

                                          TAURUS INVESTMENTS S.A.


                                          By:
                                             ----------------------------------
                                          Name: D.A.L. Bennett
                                          Title: Secretary

Date: March 14, 2000

                                     ANNEX A

I. The following list sets forth the names of certain Directors and Executive Officers of Anglo American.

Name:                               J. Ogilvie Thompson (Chairman and Chief Executive Officer)
Citizenship:                        South African
Business Address:                   20 Carlton House Terrace, London, United Kingdom
Principal Occupation:               Chairman of Anglo American


Name:                               L. Boyd (Vice Chairman)
Citizenship:                        South African
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Executive Director, Anglo American, with responsibility for Anglo Platinum and
                                    Anglo Ferrous Metals and joint responsibility for Anglo Industries


Name:                               Dr. J. W. Campbell (Executive Director)
Citizenship:                        British
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Executive Director with responsibility for Anglo Coal and Anglo Base Metals


Name:                               Viscount Etienne Davignon (Director)
Citizenship:                        Belgian
Business Address:                   30 Rue Royale, B-1000
                                    Brussels, Belgium
Principal Occupation:               Chairman, Societe Generale de Belgique (Bank)


Name:                               Dr. C.E. Fay (Director)
Citizenship:                        British
Business Address:                   Merrifield, Links Road, Bramley,
                                    Guildford, GU5 OAL, United Kingdom
Principal Occupation:               Director of Companies

Name:                               R.M. Godsell (Director)
Citizenship:                        South African
Business Address:                   PO Box 62117, Marshalltown 2107, Republic of South Africa
Principal Occupation:               Executive Director and Chief Executive, AngloGold Limited


Name:                               Sir J.C.L. Keswick (Director)
Citizenship:                        British
Business Address:                   41 Tower Hill
                                    London  EC3N 4HA, United Kingdom
Principal Occupation:               Senior Banking and Capital Markets Adviser, Societe Generale (bank)


Name:                               M. W. King (Executive Vice Chairman)
Citizenship:                        South African
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Vice Chairman, Anglo American


Name:                               A. W. Lea (Finance Director)
Citizenship:                        British
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Finance Director, Anglo American


Name:                               R.J. Margetts CBE (Director)
Citizenship:                        British
Business Address:                   ICI Group Headquarters, 9 Millbank, London SW1P 3JF United Kingdom
Principal Occupation:               Vice Chairman, ICI PLC


Name:                               N. F. Oppenheimer (Deputy Chairman)
Citizenship:                        South African
Business Address:                   De Beers House, Corner Amethyst Street and Crownwood Road, Theta,
                                    Johannesburg, 2013, Republic of South Africa
Principal Occupation:               Director and Chairman, De Beers Consolidated Mines Limited and De Beers
                                    Centenary AG

Name:                               D.G Scholey (Deputy Chairman and Senior Non-Executive Director)
Citizenship:                        United Kingdom
Business Address:                   1 Finsbury Avenue, London EC2M 2PP, United Kingdom
Principal Occupation:               Director of Companies


Name:                               A. J. Trahar (Executive Director)
Citizenship:                        South African
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Executive Director of Anglo American with responsibility for Anglo Forest
                                    Products, Anglo Industrial Minerals and joint responsibility for Anglo Industries


Name:                               P.S. Wilmot-Sitwell (Director)
Citizenship:                        British
Business Address:                   20 Carlton House Terrace, London SW1Y 5AN, United Kingdom
Principal Occupation:               Chairman, Mercury World Mining Trust


II. The following table sets forth certain information concerning each of the Directors and Officers of Taurus International.


Name:                               D.A.L. Bennett (Director)
Citizenship:                        British
Business Address:                   9, rue Sainte Zithe, L-2763 Luxembourg
Principal Occupation:               Company Secretary, Anglo American Luxembourg


Name:                               T.A.M Bosman (Director)
Citizenship:                        Dutch
Business Address:                   9, rue Sainte Zithe, L-2763 Luxembourg
Principal Occupation:               Financial Manager, Anglo American Luxembourg


Name:                               G.M. Holford (Director)
Citizenship:                        British
Business Address:                   9, rue Sainte Zithe, L-2763 Luxembourg
Principal Occupation:               Head of Luxembourg Office, Anglo American



III. The following list sets forth the names of certain Directors and Officers of Taurus Investments and the sections of this Annex "A" in which other information concerning them is set out, to which sections reference is hereby made:

D.A.L. Bennett                      (Director)                SECTION 2

T.A.M. Bosman                       (Director)                SECTION 2

G.M. Holford                        (Director)                SECTION 2

                                    EXHIBIT D

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF MARCH 13, 2000, BETWEEN TAURUS INTERNATIONAL S.A., TAURUS INVESTMENTS S.A., CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK AND TOKYO-MITSUBISHI INTERNATIONAL PLC, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                        EXHIBIT E - INDIVIDUAL GUARANTEE

[CREDIT AGRICOLE LOGO]


                              INDIVIDUAL GUARANTEE


THIS GUARANTEE is executed as a DEED the ____ day of ______________ by CAISSE NATIONALE DE CREDIT AGRICOLE of 91-93 Boulevard Pasteur, 75015 Paris, France (the "GUARANTOR") in favor of Taurus International S.A. 9 rue Sainte Zithe L-2763 (the "GUARANTEED COUNTERPARTY"). Luxembourg

1.    INTERPRETATION

      In this Guarantee, unless the context otherwise requires:

      "GENERAL GUARANTEE" means the guarantee by way of deed poll executed by the Guarantor on the twenty ninth day of March 1995 in favour of certain creditors of the Principal, a copy of which is attached hereto

      "GUARANTEED OBLIGATION" means:

      (a) any spot or forward sale or purchase, swap or option on any commodities, equities, interest rate, currencies or indices thereof, or any other similar transaction (including an option with respect to any of these transactions), and any combination of these transactions, and any payment or delivery obligation (whether as lender or as borrow) in respect of any securities lending transaction, and/or any obligation under or pursuant to or in connection with any master agreement under which any of the foregoing or any other derivative transaction is entered into or is capable of being entered into; and

      (b) any moneys borrowed or raised including moneys borrowed or raised by way of loan from any bank or financial institution or from any person by means of the issue of bonds, debentures, notes, commercial paper, certificates of deposit or any other debt securities.

      "PRINCIPAL" means Credit Agricole Lazard Financial Products Bank.


2.    GUARANTEE

2.1 In consideration of the Guaranteed Counterparty agreeing to transact business with the Principal, the Guarantor hereby irrevocably guarantees to the Guaranteed Counterparty the prompt payment when due by the Principal of its obligations and liabilities under and in respect of all Guaranteed Obligations owed to the Guaranteed Counterparty and promises to pay upon written demand of the Guaranteed Counterparty (such demand to be accompanied by the information required by Clause 7.2 and a copy of the demand made by the Guaranteed Counterparty to the Principal in respect of such sums), all sums from time to time properly due and payable (but unpaid) by the Principal under and in respect of all Guaranteed Obligations owed to the Guaranteed Counterparty.

2.2 The Guaranteed Counterparty hereby agrees that, upon execution and delivery of this Guarantee, it shall no longer be covered by, or able to take the benefit of, the General Guarantee.

3.    NATURE OF GUARANTEE; PRESERVATION OF RIGHTS

3.1 Without prejudice to any defence available to the Guarantor in its capacity as such (except for any defence expressly waived pursuant to Clause 3.3), the Guarantor reserves the right to assert any defence to payment of any sum due under or in respect of any Guaranteed Obligation which is or would have been available to the Principal.

3.2 The obligations of the Guarantor herein contained shall be in addition to and not in substitution for any other security which the Guaranteed Counterparty may at any time hold in respect of any of the Principal's obligations to it under any Guaranteed Obligation and may be enforced without the Guaranteed Counterparty first having recourse to any such security or taking steps or proceedings against the Principal in respect of such security.

3.3 Without prejudice to the provisions of Clause 3.1, neither the obligations of the Guarantor to the Guaranteed Counterparty herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Guaranteed Counterparty by law shall be discharged, impaired or otherwise affected by:

      (i) the insolvency, winding-up, dissolution, receivership, administration or reorganisation of the Principal or any analogous event occurring in respect of the Principal or any change in its status, function, control or ownership or the Principal entering into any arrangement, composition or assignment for the benefit of creditors;

      (ii) time or other indulgence being granted or agreed to be granted by the Guaranteed Counterparty to, or any composition or other arrangement made with or accepted from (a) the Principal in respect of its obligations to the Guaranteed Counterparty under a Guaranteed Obligation or (b) any person in respect of any security granted in respect of a Guaranteed Obligation;

      (iii) any amendment being made to the terms of, or any variation, waiver or release of, a Guaranteed Obligation owed to the Guaranteed Counterparty or any security granted in respect of a Guaranteed Obligation owed to the Guaranteed Counterparty;

      (iv) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security granted in respect of a Guaranteed Obligation; or

      (v) any failure by the Guaranteed Counterparty (whether intentional or not) to take, or fully to take, or perfect or make available to the Guarantor any security now or hereafter agreed to be taken by the Guaranteed Counterparty in relation to a Guaranteed Obligation.

3.4 Any discharge given by the Guaranteed Counterparty to the Guarantor in respect of the Guarantor's obligations to it hereunder or any other agreement reached between the Guaranteed Counterparty and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Guaranteed Counterparty gave the Guarantor that discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

3.5 The Guaranteed Counterparty shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by law:

      (i) to take any action in any court or obtain judgment in any court against the Principal;

      (ii) to make or file any claim or proof in a winding-up or dissolution of the Principal; or

      (iii) to enforce or seek to enforce any security taken by it in respect of a Guaranteed Obligation.

3.6 The Guarantor agrees that, so long as any amounts are or may be owed by the Principal to the Guaranteed Counterparty pursuant to any Guaranteed Obligation or the Principal is under any actual or contingent obligations to the Guaranteed Counterparty under any Guaranteed Obligation, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations to the Guaranteed Counterparty hereunder:

      (i)   to be indemnified by the Principal;

      (ii) to claim any contribution from any other guarantor of the Principal's obligations to the Guaranteed Counterparty; and/or

      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guaranteed Counterparty in relation to any of the Principal's obligations to the Guaranteed Counterparty or of any security taken pursuant to or in connection therewith.

4.    REPRESENTATIONS AND WARRANTIES

      The Guarantor represents that:

      (i) it is duly incorporated in the Republic of France and has power to enter into and perform this Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

      (ii) the execution, delivery and performance of this Guarantee will not contravene any law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents and all governmental or other consents requisite for such execution, delivery and performance are in full force and effect;

      (iii) the execution, delivery and performance of this Guarantee will not result in the existence of or oblige the Guarantor to create, any mortgage, charge, pledge, lien or other encumbrance over any present or future revenues or assets of the Guarantor; and

      (iv) the execution, delivery and performance of this Guarantee will not cause the Guarantor to be in breach of or default under any agreement binding on it or any of its assets.

5.    PAYMENTS

5.1 Any provision relating to the payments to be made under or in respect of a Guaranteed Obligation (including, without limitation, those regulating what is to happen if the Principal is required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made hereunder in respect of such Guaranteed Obligation.

5.2 The Guarantor reserves the right (a) to exercise any right of set-off available to the Principal in relation to the Guaranteed Counterparty in respect of the sums guaranteed to the Guaranteed Counterparty hereby and
      (b) to take the benefit of any netting arrangements between the Principal and the Guaranteed Counterparty in respect of sums guaranteed to the Guaranteed Counterparty hereby.

6.    CONTINUING SECURITY

      This Guarantee shall be a continuing security to the Guaranteed Counterparty in respect of each and every one of the Guaranteed Obligations owed to the Guaranteed Counterparty and shall not be (or be construed so as to be) discharged by any intermediate discharge or payment of or on account of the Guaranteed Obligations owed to the Guaranteed Counterparty or any of them or any settlement of accounts between the Guaranteed Counterparty and the Principal or anyone else.

7.    DEMANDS

7.1 Any written demand made, or notice given, by the Guaranteed Counterparty pursuant to Clause 2 may be made by facsimile (any facsimile transmission to be confirmed by post) to the following address / facsimile number:
      Direction de la Gestion Financiere, Caisse Nationale de Credit Agricole S.A., 91/93 bld Pasteur, 75710 Paris Cedex 15, Fax - 01.43.23.55.02, Tel -
      01.43.23.23.81.

7.2 Any written demand made by the Guaranteed Counterparty pursuant to Clause 2 shall be accompanied by

      (i) a calculation or other appropriate evidence supporting the amount of the sums claimed by the Guaranteed Counterparty in such demand and the fact that the sums are due and payable; and

      (ii) a copy of any written demand made by the Guaranteed Counterparty to the Principal.

8.    TERMINATION

      This Guarantee may be terminated upon written notice being given by the Guarantor to the Guaranteed Counterparty at the address specified above (or such other address as the Guaranteed Counterparty shall have notified to the Guarantor) and shall terminate seven days thereafter (the "TERMINATION DATE"). Provided that this Guarantee shall remain in full force and effect with respect to obligations of the Principal of the Guaranteed Counterparty which are outstanding or contracted prior to the Termination Date until all such obligations have been paid in full.

9.    GOVERNING LAW

      This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed the day and year first above written.

Executed as a DEED by:     /s/ J. Bouysset
                           -------------------
                           Name: Jean Bouysset
                           Title: Chief Financial Officer

on behalf of CAISSE NATIONALE DE CREDIT AGRICOLE

                                   ATTACHMENT

                            COPY OF GENERAL GUARANTEE

[CREDIT AGRICOLE LOGO]

                                GENERAL GUARANTEE

THIS GUARANTEE by way of DEED POLL is executed the twenty ninth day of March 1995 by CAISSE NATIONALE DE CREDIT AGRICOLE of 91-93 Boulevard Pasteur, 75015 Paris, France (the "Guarantor").

1.       INTERPRETATION

         In this Guarantee, unless the context otherwise requires:
         "Guaranteed Obligation" means

         (a) any spot or forward sale or purchase, swap or option on any commodities, equities, interest rate, currencies or indices thereof, or any other similar transaction (including an option with respect to any of these transactions), and any combination of these transactions, and/or any obligation under or pursuant to or in connection with any master agreement under which any of the foregoing or any other derivative transaction is entered into or is capable of being entered into; and

         (b) any moneys borrowed or raised including moneys borrowed or raised by way of loan from any bank or financial institution or from any person by means of the issue of bonds, debentures, notes, commercial paper, certificates of deposit or any other debt securities;

         "GUARANTEED COUNTERPARTY" means each person to whom the Principal is liable in respect of a Guaranteed Obligation;

         "PRINCIPAL" means Credit Agricole Lazard Financial Products Bank.

2.       GUARANTEE

         In consideration of each Guaranteed Counterparty agreeing to transact business with the Principal, the Guarantor hereby irrevocably guarantees to each such Guaranteed Counterparty the prompt payment when due by the Principal of its obligations and liabilities under and in respect of all Guaranteed Obligations and promises to pay upon written demand of such Guaranteed Counterparty (such demand to be accompanied by the information required by Clause 7.2 and a copy of the demand made by such Guaranteed Counterparty to the Principal in respect of such sums), all sums from time to time properly due and payable (but unpaid) by the Principal under and in respect of all Guaranteed Obligations.

3.       NATURE OF GUARANTEE; PRESERVATION OF RIGHTS

3.1 Without prejudice to any defence available to the Guarantor in its capacity as such (except for any defence expressly waived pursuant to Clause 3.3), the Guarantor reserves the right to assert any defence to payment of any sum due under or in respect of any Guaranteed Obligation which is or would have been available to the Principal.

3.2 The obligations of the guarantor herein contained shall be in addition to and not in substitution for any other security which a Guaranteed Counterparty may at any time hold in respect of any of the Principal's obligations under any Guaranteed Obligation and may be enforced without such Guaranteed Counterparty first having recourse to any such security and without such Guaranteed Counterparty first taking steps or proceedings against the Principal in respect of such security.

3.3 Without prejudice to the provisions of clause 3.1, neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon a Guaranteed Counterparty by law shall be discharged, impaired or otherwise affected by:

         (i) the insolvency, winding-up, dissolution, receivership, administration or reorganization of the Principal or any analogous event occurring in respect of the Principal or any change in its status, function, control or ownership or the Principal entering into any arrangement, composition or assignment for the benefit of creditors;

         (ii) time or other indulgence being granted or agreed to be granted by such Guaranteed Counterparty to, or any composition or other arrangement made with or accepted from (a) the Principal in respect of its obligations under a Guaranteed Obligation or
                  (b) any person in respect of any security granted in respect of a Guaranteed Obligation;

         (iii) any amendment being made to the terms of, or any variation, waiver or release of, a Guaranteed Obligation or any security granted in respect of a Guaranteed Obligation;

         (iv) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security granted in respect of a Guaranteed Obligation; or

         (v) any failure (whether intentional or not) to take, or fully to take, or perfect or make available to the Guarantor any security now or hereafter agreed to be taken by the Guaranteed Counterparty in relation to a Guaranteed Obligation.

3.4 Any discharge given by the Guaranteed Counterparty to the Guarantor in respect of the Guarantor's obligations hereunder or any other agreement reached between such Guaranteed Counterparty and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which such Guaranteed Counterparty gave the Guarantor that discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

3.5 The Guaranteed Counterparty shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by law:

         (i) to take any action in any court or obtain judgment in any court against the Principal;

         (ii) to make or file any claim or proof in a winding-up or dissolution of the Principal; or

         (iii) to enforce or seek to enforce any security taken in respect of a Guaranteed Obligation.

3.6 The Guarantor agrees that, so long as any amounts are or may be owed by the Principal to the Guaranteed Counterparty pursuant to any Guaranteed Obligation or the Principal is under any actual or contingent obligations to the Guaranteed Counterparty under any Guaranteed Obligation, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations to the Guaranteed Counterparty hereunder:

         (i)      to be indemnified by the Principal;

         (ii) to claim any contribution from any other guarantor of the Principal's obligations to the Guaranteed Counterparty; and/or

         (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of such Guaranteed Counterparty in relation to any of the Principal's obligations to such Guaranteed Counterparty or of any security taken pursuant to or in connection therewith.

4.       REPRESENTATIONS AND WARRANTIES

         The Guarantor represents that:

         (i) it is duly incorporated in the Republic of France and has power to enter into and perform the Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of the Guarantee;

         (ii) the execution, delivery and performance of the Guarantee will not contravene any law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents and all governmental or other consents requisite for such execution, delivery and performance are in full force and effect;

         (iii) the execution, delivery and performance of the Guarantee will not result in the existence of or oblige the Guarantor to create, any mortgage, charge, pledge, lien or other encumbrance over any present or future revenues or assets of the Guarantor; and

         (iv) the execution, delivery and performance of the Guarantee will not cause the Guarantor to be in breach of or default under any agreement binding on it or any of its assets.

5.       PAYMENTS

5.1 Any provision relating to the payments to be made under or in respect of a Guaranteed Obligation (including, without limitation, those regulating what is to happen if the Principal is required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made hereunder in respect of such Guaranteed Obligation.

5.2 The Guarantor reserves the right (a) to exercise any right of set-off available to the Principal in relation to any Guaranteed Counterparty in respect of the sums guaranteed hereby and (b) to take the benefit of any netting arrangements between the Principal and such Guaranteed Counterparty in respect of sums guaranteed hereby.

6.       CONTINUING SECURITY

         This Guarantee shall be a continuing security to each Guaranteed Counterparty in respect of each and every one of the Guaranteed Obligations and shall not be (or be construed so as to be) discharged by any intermediate discharge or payment of or on account of the Guaranteed Obligations or any of them or any settlement of accounts between such Guaranteed Counterparty and the Principal or anyone else.

7.       DEMANDS

7.1 Any written demand made, or notice given, by a Guaranteed Counterparty pursuant to Clause 2 may be made by facsimile (any facsimile transmission to be confirmed by post) to the following address/facsimile number: Direction de la Gestion Financiere, Caisse Nationale de Credit Agricole S.A., 91/93 bld Pasteur, 75710 Paris Cedex 15, Fax - 33.1.43.23.55.02, Tel - 33.1.43.23.23.81.

7.2 Any written demand made by a Guaranteed Counterparty pursuant to Clause 2 shall be accompanied by

         (i) a calculation or other appropriate evidence supporting the amount of the sums claimed by such Guaranteed Counterparty in such demand and the fact that the sums are due and payable; and

         (ii) a copy of any written demand made by such Guaranteed Counterparty to the Principal.

8.       TERMINATION

         This Guarantee may be terminated by the Guarantor at any time, notice being given by publication in The Financial Times, such termination taking effect thirty days thereafter (the "TERMINATION DATE"). Provided that this Guarantee shall remain in full force and effect with respect to all Guaranteed Obligations which are outstanding or contracted prior to the Termination Date until all such obligations have been paid in full.

9.       GOVERNING LAW

         This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF this Guarantee has been duly executed the day and year first above written.


By:  /s/ Jean Bouysset
    --------------------------------
    Name:    Jean BOUYSSET
    Title:   Chief Financial Officer

on behalf of CAISSE NATIONALE DE CREDIT AGRICOLE